UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 14, 2017

Date of Report (Date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2017, salesforce.com, inc. (the “Company”) awarded cash bonuses to its named executive officers for fiscal year 2017 performance pursuant to the Company’s bonus plan. The bonus amounts were based primarily on the achievement of specific corporate performance goals as well as individual performance during the Company’s fiscal year 2017, from February 1, 2016 to January 31, 2017, net of mid-year bonus payouts made on September 30, 2016. The following table sets forth the bonus amounts paid on April 14, 2017 to the Company’s named executive officers as approved by the Compensation Committee of the Company’s Board of Directors:

Name	Position	Bonus Amount
Marc Benioff (1)	Chairman of the Board and Chief Executive Officer	$2,325,000
Mark Hawkins (2)	Chief Financial Officer	562,500
Keith Block (3)	Vice Chairman, President and Chief Operating Officer	862,500
Alexandre Dayon (4)	President and Chief Product Officer	675,000
Parker Harris (5)	Co-Founder and Chief Technology Officer	675,000
Burke Norton (6)	Chief Legal Officer and Chief of Corporate and Government Affairs	562,500

(1)	Mr. Benioff’s mid-year bonus payout on September 30, 2016 was $775,000.
(2)	Mr. Hawkins’ mid-year bonus payout on September 30, 2016 was $187,500.
(3)	Mr. Block’s mid-year bonus payout on September 30, 2016 was $287,500.
(4)	Mr. Dayon’s mid-year bonus payout on September 30, 2016 was $225,000.
(5)	Mr. Harris’ mid-year bonus payout on September 30, 2016 was $225,000.
(6)	Mr. Norton’s mid-year bonus payout on September 30, 2016 was $187,500.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2017	SALESFORCE.COM, INC.

	By:	/s/ Amy Weaver
	Name:	Amy Weaver
	Title:	President, Legal, General Counsel and Secretary